UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): May 2, 2014

Aurios Inc.

(Exact name of registrant as specified in its charter)

000-53643

(Commission File Number)

Arizona	26-0685980
(State or other jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

15941 N. 77th Street, Suite #4

Scottsdale, AZ 85260

(Address of principal executive offices)

602-321-1313

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

  [  ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

  [  ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

  [  ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

  [  ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On May 2, 2014, Aurios Inc. (the “Company”) entered into a Debt Payment and Stock Issuance Agreement (the “Agreement”) by and among the Company, Paul Attaway, Ira J. Gaines, Chris Hoffman III, and iPayMobil, Inc. (“iPayMobil”), to issue 919,500 shares of the Company’s common stock (the “Common Stock”) to iPayMobil in exchange for a payment of an aggregate sum of $140,000 to be used solely, exclusively, and directly to settle the Company’s current outstanding debts (the “Debt Settlement Amount”). The Debt Settlement Amount has been distributed to each of the Company’s debt holders in accordance with the Escrow Agreement dated concurrently with the Agreement. The terms of the Agreement and the Escrow Agreement are hereby incorporated by reference.

ITEM 3.02. UNREGISTERED SALES OF EQUITY SECURITIES

On May 2, 2014, in connection with the closing of the Agreement, the Company issued 919,500 shares of Common Stock to iPayMobil for the sum of $140,000. The disclosures made in Item 1.01, above, are hereby incorporated in this Item 3.02 by reference.

The Common Stock was issued in a transaction that was exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”) pursuant to Section 4(a)(2) of the Securities Act, which exempts transactions by an issuer not involving any public offering and where noted pursuant to Regulation D under the Securities Act. The Company relied on the representations made in investor questionnaires, written representations, or other agreements signed by the stock recipients.

ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

Resignation of Officers and Directors

On May 2, 2014, in connection with the closing of the Agreement, Paul Attaway and Tim Louis submitted their resignations from their positions as President and Chief Financial Officer and Secretary and Treasurer of the Company, respectively, and as the sole members of the Company Board of Directors (the “Board”).

Appointment of President, Chief Executive Officer, and Board Member

On May 2, 2014, in connection with the closing of the Agreement and in connection with Mr. Attaway’s resignation, the Board appointed Andrew M. Ling as President and Chief Executive Officer. In addition Mr. Ling was appointed to the Board to fill the vacancy created by the resignation of Mr. Attaway.

Appointment of Chief Financial Officer and Executive Chairman

On May 2, 2014, in connection with the closing of the Agreement and in connection with Mr. Louis’ resignation, the Board appointed Gary Pryor as Chief Financial Officer. In addition Mr. Pryor was appointed to the Board as Executive Chairman to fill the vacancy created by the resignation of Mr. Louis.

As of the date of this Current Report on Form 8-K, the Company has not entered into any material new compensatory arrangement with Mr. Ling or Mr. Pryor in connection with their appointments.

There are no family relationships between Mr. Ling or Mr. Pryor and any director or executive officer of the Company. Except for the Agreement described in Item 1.01 above, Mr. Ling and Mr. Pryor are not a party to any transaction with the Company that might require disclosure under Item 404(a) of Regulation S-K. The disclosures made in Item 1.01, above, are hereby incorporated in this Item 5.02 by reference.

ITEM 8.01. OTHER EVENTS

Change in Principal Executive Office

The Company’s principal executive office has changed from 7608 N. Shadow Mountain Rd., Paradise Valley, AZ 85353 to 15941 N. 77th Street, Suite #4, Scottsdale, AZ 85260.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit No.	Description

10.1	Debt Payment and Stock Issuance Agreement dated as of May 2, 2014 by and among Aurios Inc., Paul Attaway, Ira J. Gaines, Christian Hoffman, III, and iPayMobil, Inc.

10.2	Escrow Agreement dated as of May 2, 2014 by and between Aurios Inc., iPayMobil, Inc., and Richardson & Patel LLP.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AURIOS INC.

Dated: May 7, 2014	By:	/s/ Andrew M. Ling
	Name:	Andrew M. Ling
	Title:	President and Chief Executive Officer